UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2024

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

447 Sutter St., Suite 405 #542
San Francisco,	California		94108
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each 20 warrants exercisable for one share of Common Stock at an exercise price of $230.00 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

Fifth Amendment to Note and Warrant Purchase Agreement

On August 13, 2024, Sonder Holdings Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Notes Amendment”), by and among the Company, the subsidiary note obligors party thereto (together with the Company, the “Note Obligors”), the subsidiary guarantors party thereto (the “Guarantors”), the investors party thereto (the “Investors”) and Alter Domus (US) LLC, as collateral agent (“Agent”), which amended the Note and Warrant Purchase Agreement, dated as of December 10, 2021, as amended by the Omnibus Amendment dated as of December 21, 2022, the Second Omnibus Amendment dated as of November 6, 2023, the Waiver, Forbearance and Third Amendment dated as of June 10, 2024 and the Fourth Amendment dated July 12, 2024 (the “Note Purchase Agreement”), by and among the Note Obligors, the Guarantors, the Investors and the Agent, and certain documents related thereto. Among other things, the Notes Amendment (i) extends the maturity date of all outstanding Notes to December 10, 2027, (ii) extends the PIK Interest payments through March 31, 2025 and at the option of the Note Obligors further extends the PIK Interest payments through December 31, 2026 and (iii) provides for additional commitments with an aggregate principal amount of up to $4 million issuable at the Company’s election (the “Additional Commitment”). Capitalized terms used but not defined in this section shall have the meanings given to such terms in the Notes Amendment.

Draw-down of Notes

On August 13, 2024, the Company issued (the “Draw”) an aggregate of $4 million of delayed draw subordinated secured notes (the “Notes”), pursuant to the Note Purchase Agreement, as amended by the Notes Amendment. The Company plans to use the proceeds of the Notes for general corporate purposes.

The foregoing descriptions of the Notes Amendment and the Draw do not purport to be complete and are qualified in their entirety by reference to the Notes Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Fifth Amendment to Loan and Security Agreement

On August 13, 2024, the Company entered into an amendment (the “SVB Amendment”), by and among the Company, certain of its domestic subsidiaries party thereto, as co-borrowers (together with the Company, the “Borrowers”), and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (“SVB”), as lender, which amended the Loan and Security Agreement dated as of December 21, 2022, as amended by the First Amendment to Loan and Security Agreement dated as of April 28, 2023, the Second Amendment to Loan and Security Agreement dated as of November 6, 2023, the Waiver and Third Amendment to Loan and Security Agreement dated as of June 10, 2024 and the Fourth Amendment to Loan and Security Agreement dated July 12, 2024 (the “Loan Agreement”), by and among the Borrowers and SVB. Among other things, the SVB Amendment provides for SVB’s consent with respect to the Notes Amendment.

SVB and its affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with Borrowers or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the SVB Amendment does not purport to be complete and is qualified in its entirety by reference to the SVB Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Securities Purchase Agreements

On August 13, 2024, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”), with certain qualified institutional buyers or accredited investors (each a “Purchaser” and collectively, the “Purchasers”) (the “Private Placement”) of an aggregate of 43.3 million newly issued shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), in exchange for cash consideration in an aggregate amount of approximately $43.3 million. The sale of the Preferred Stock pursuant to the Securities Purchase Agreements will take place in two tranches, with the first tranche, comprised of approximately 14.7 million shares of preferred stock for an aggregate purchase price of approximately $14.7 million, closing on August 13, 2024 and the second tranche, comprised of approximately 28.6 million shares of preferred stock for an aggregate purchase price of approximately $28.6 million, closing upon the satisfaction of certain closing conditions set forth in the Securities Purchase Agreements, including the Company filing its Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended

March 31, 2024 and June 30, 2024 (together, the “SEC Documents”). A portion of the Preferred Stock will be immediately convertible into approximately 2.2 million shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Following receipt of Stockholder Approval (as defined below), all 43.3 million shares of the Preferred Stock will be convertible into shares of Common Stock.

The Securities Purchase Agreements require the Company to hold a special meeting of stockholders within 30 calendar days of the filing of the SEC Documents for the purpose of obtaining stockholder approval of proposals to issue shares of Common Stock to the Purchasers in connection with the conversion of the Preferred Stock into Common Stock that would, absent such approval, violate Nasdaq Rules 5635(b), (c) and (d) (the “Stockholder Approval”).

The Securities Purchase Agreements require the Company to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), within 30 calendar days of the filing of the SEC Documents with respect to the resale of shares of Common Stock receivable upon conversion of the Preferred Stock.

Francis Davidson, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors, and Sanjay Banker, a member of the Company’s Board of Directors, are parties to Securities Purchase Agreements, with commitments of approximately $1,500,000, and $100,000, respectively, in the Private Placement. Mr. Davidson and Mr. Banker have each agreed that they may not convert any shares of Preferred Stock to Common Stock prior to the Company’s receipt of stockholder approval pursuant to Nasdaq Rule 5635(c).

The Securities Purchase Agreements grant the Purchasers the right to purchase up to 25% of any equity offering within the next five years (a “Subsequent Financing”). The Purchasers are entitled to participate on a pro-rata basis (determined by their proportionate participation in the Private Placement) at a purchase price equal to 75% of the purchase price of any other investor in such Subsequent Financing.

The Securities Purchase Agreements contain customary representations, warranties and covenants of the Company and the Purchasers.

The shares of Preferred Stock issued and sold in the Private Placement are being issued and sold in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) thereunder.

The foregoing summary is qualified in its entirety by the full text of the Form of Securities Purchase Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Voting Agreements

On August 13, 2024, the Company entered into agreements with holders of approximately 53% of its outstanding shares of Common Stock pursuant to which the stockholder parties thereto agreed to vote in favor of the Stockholder Approval.

The foregoing summary is qualified in its entirety by the full text of the Form of Voting Agreement attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

License Agreement

On August 13, 2024, the Company entered into a License Agreement (the “License Agreement”) with Marriott International, Inc. and Global Hospitality Licensing S.À R.L (together, “Marriott”), pursuant to which the Company’s portfolio of properties (each, a “Property” and, collectively, the “Properties”) is expected to join the Marriott system under a newly-created collection called “Sonder by Marriott Bonvoy.” Other capitalized terms used in this Item 1.01, unless defined herein, have the meanings assigned to such terms in the License Agreement. Subject to the terms and conditions of the License Agreement, the Properties will become available for booking on Marriott’s digital platforms, including Marriott.com and the Marriott Bonvoy mobile app. Sonder will also gain access to Marriott’s global sales and marketing capabilities and distribution platform.

The initial term of the License Agreement will expire 20 years after the Initial Onboarding Date, subject to extension for two consecutive five-year renewal terms unless either the Company or Marriott deliver written notice of its election not to renew at least six months prior to the expiration of the applicable term. The License Agreement also includes other rights and provisions related to the term of the agreement.

The Company must comply with certain Marriott standards, including, among others, those related to data privacy, cyber security, fire protection and life safety, third party distributions and use of intellectual property, but the Properties will otherwise generally follow Sonder design, maintenance, renovation and operating standards. The License Agreement contains customary franchise terms, conditions and requirements, including with respect to the Company’s record-keeping and accounting statement deliverables, and Marriott’s audit and inspection rights.

In consideration of the services and the license provided to the Company by Marriott, beginning on the Initial Onboarding Date, the Company will pay Marriott a royalty fee that increases over the first few years, up to a specified maximum, and various other fees, charges and costs. The Company and Marriott will each pay its own technology and systems integration and launch costs.

Subject to the Company providing Marriott with reasonably satisfactory evidence that the Company has funded the Holistic Capital Solution and there being no monetary, bankruptcy related or exclusivity default by the Company under the License Agreement, Marriott will provide the Company with $15.0 million of Key Money in two tranches by March 31, 2025. If the License Agreement is terminated for any reason, the Company must reimburse Marriott, before the effective date of the termination, the Unamortized Key Money.

During the first two years of the License Agreement term, Marriott has agreed not to open any properties pursuant to an agreement for a Platform Transaction with certain specified Sonder competitors, subject to certain exclusions. For the duration of the term, Marriott has agreed that it will designate Sonder as an approved operator for the Apartments by Marriott Bonvoy brand worldwide, subject to standard terms and processes for retaining approved operator status on an ongoing basis. Also for the duration of the License Agreement term, the Company has agreed not to open any Lodging Facility, unless the Company first proposes that it be included under the License Agreement and Marriott confirms it is restricted from being included, in which case, the exclusivity will not apply so long as any third party that Sonder contracts with regarding such opening is not a Marriott Competitor.

Following the fifth anniversary of the License Agreement, the Company and Marriott will each have the right to terminate the License Agreement upon notice to the other party and payment of a termination fee and unamortized key money upon any transfer (or series of transfers) of: (i) 50% of more of the direct or indirect ownership interests in the Company to any Non-Controlled Person; (ii) 50% or more of the Company’s direct or indirect ownership interests in all of the Properties to any Non-Controlled Person; or (iii) the right to control the day-to-day management or operations of the Company or each Company party that owns, leases or operates a Property to any Non-Controlled Person.

The foregoing summary is qualified in its entirety by the full text of the License Agreement, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance
Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Notes Amendment is incorporated herein by reference.

Item 3.02     Unregistered Sale of Equity Securities

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Securities Purchase Agreements is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws

In connection with the Company’s consummation of the Private Placement, the Company filed the Certificate of Designation (the “Certificate of Designation”) creating the Preferred Stock and establishing the rights, preferences and other terms of the Preferred Stock, which will be in addition to any rights and preferences of the Company’s preferred stock provided for in the Company’s Amended and Restated Certificate of Incorporation. The Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up.

Dividends; Stated Maturity; Voting

Holders of the Preferred Stock are entitled to receive, when, as and if declared by the board of directors of the Company, cumulative dividends in cash (subject to certain conditions), at a rate of (a) fifteen percent (15.00%) from August 13, 2024 through August 13, 2025, (b) ten percent (10.00%) from August 14, 2025 through August 13, 2027, and (c) five percent (5.00%) from August 14, 2027 through August 13, 2028 on the sum of (i) the liquidation preference per share of Preferred Stock and (ii) all accumulated and unpaid dividends (if any), payable quarterly, in arrears. Dividends accumulate on a daily basis from the most recent date as to which dividends have been paid, or, if no dividends have been paid, from the date of issuance of such shares of Preferred Stock (whether or not (i) any of the Company’s agreements prohibit the current payment of dividends, (ii) there shall be earnings or funds of the Company legally available for the payment of such dividends or (iii) the Company declares the payment of dividends), until the earlier of: (i) the date that the Company publicly reports that it has realized at least $87 million of free cash flow (representing cash used in operating activities plus cash used in investing activities) over a twelve month period; or (ii) August 13, 2028.

The Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Common Stock. The Preferred Stock will be convertible at the holders’ option into Common Stock at an initial conversion price of the lower of (i) $1.00 and (ii) a ten percent (10%) discount to the lowest daily VWAP of the Common Stock on the principal trading market therefor in the seven (7) trading days prior to the date of delivery of an Optional Conversion Notice (as defined in the Certificate of Designation); provided that the conversion price will not be less than $0.50, as adjusted for any stock dividends, splits, combinations or other similar events on the Common Stock or Preferred Stock.

In the event of a Fundamental Change (as defined in the Certificate of Designation), any holder of Preferred Stock may require the Company to redeem all or any portion of its Preferred Stock at a price per share equal to the greater of (i) the liquidation preference, plus an amount equal to all accumulated and unpaid dividends on such shares (including dividends accrued and unpaid on previously unpaid dividends) or (ii) the amount that such holder would have received in the Fundamental Change on an as-converted basis.

Until the Company has obtained the requisite Stockholder Approval, the holders of the Preferred Stock will not have any right to vote together with any other class of stock on any matters. Once the Stockholder Approval is obtained, holders of the Preferred Stock will be entitled to vote on an as-converted-to-Common-Stock basis as provided in the Certificate of Designation, have full voting rights and powers equal to the voting rights and powers of the holders of the Common Stock, and will be entitled to vote together with the Common Stock with respect to any question upon which holders of Common Stock have the right to vote. In addition, approval of holders of 70% of the shares of Preferred Stock is required to among other things (i) alter or change the terms of the Preferred Stock or of any other capital stock of the Company so as to affect adversely the Preferred Stock, (ii) create, authorize the creation of, or issue any Senior Securities or Parity Securities (as such terms are defined in the Certificate of Designation) to the Preferred Stock as to dividend, redemption or distribution of assets upon a Fundamental Change, (iii) increase or decrease the authorized number of shares of Preferred Stock, (iv) other than in connection with the Stockholder Approval, prior to July 1, 2025 increase the number of authorized shares of Common Stock, (v) issue more than a number of shares of Common Stock set forth in the Certificate of Designation prior to July 1, 2025, or (vi) issue any Preferred Stock except pursuant to the terms of the Securities Purchase Agreements.

Liquidation Preference

The Preferred Stock will have a liquidation preference equal to the original issue price of $1.00 per share of Preferred Stock, as adjusted for any stock dividends, splits, combinations and similar events on the Preferred Stock.

The foregoing description of the Certificate of Designation and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation and Form of Securities Purchase Agreements, which are attached as Exhibits 3.1 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01     Regulation FD

On August 19, 2024, the Company issued a press release announcing the License Agreement and the closing of the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Powers, Preferences and Rights of Series A Convertible Preferred Stock of Sonder Holdings Inc.
10.1	Fifth Amendment to Note and Warrant Purchase Agreement
10.2	Fifth Amendment to Loan and Security Agreement
10.3	Form of Securities Purchase Agreement
10.4	Form of Voting Agreement
10.5+**	License Agreement dated August 13, 2024
99.1	Press Release dated August 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
+Certain exhibits and schedules to this agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will furnish copies of such exhibits and schedules to the U.S. Securities and Exchange Commission upon request.

** Certain identified information has been excluded from this exhibit because the Company does not believe it is material and is the type that the Company customarily treats as private and confidential. Redacted information is indicated by “[**]”.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: August 19, 2024	By:	/s/ Dominique Bourgault
	Name:	Dominique Bourgault
	Title:	Chief Financial Officer